LICENSE AGREEMENT BY AND BETWEEN THE DAVIS FAMILY
                     TRUST AND ELECTRONIC FUEL CONTROL, INC.

         This Agreement is made this the 13th day of May, 1996 by and between: the DAVIS FAMILY TRUST, a Trust created and registered pursuant to and under the rules and regulations of the Internal Revenue Service of the United States of America, having a principal office at 8613 Roswell Road, Suite 201, P.O. Box 502287, Sandy Springs, Georgia, 31150,.Fulton.County, Georgia, (hereinafter called "Licensor"), and ELECTRONIC FUEL CONTROL, INC., a corporation created pursuant to and under the laws of the State of Georgia, having its principal office at 4851 Highway 85, Suite 211, Forest Park, Georgia, 30050 (hereinafter called "Licensee").

                                    RECITALS

         WHEREAS, Licensor owns the rights, title and interests in certain letters patent of the United States, which letters patent are numbered 5,083.547, dated January 28, 1992, 5,370.097, dated December 6, 1994, and
5,408,978, dated April 25, 1995; and 5,103,795, dated April 14, 1992; and
4,479,466, dated October 30, 1984; and

         WHEREAS, said patents involve gaseous fuel and air mixing devices and a process designed for use with the conversion of aspirated and non-aspirated diesel engines to the use of compressed natural gas ("CNG"), liquefied natural gas ("LNG") or propane, or to the conversion of such engines to the use of multiple fuels; and

         WHEREAS, Licensor by virtue of said letters patent owns the

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rights, title and interest to the design, manufacture, sale, marketing, and production of equipment, technology, systems, and processes represented thereby; and

         WHEREAS, Licensor is a registered Trust within the meaning of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, Mark W. Crouch is the named Trustee of Licensor; and

         WHEREAS, Licensee is a corporation duly organized and existing under the laws of the State of Georgia; and

         WHEREAS, Licensor and Licensee have reached an understanding and agreement upon certain terms and conditions for the granting by Licensor to Licensee of the right to produce, manufacture, sell and market the devices, equipment, materials, products, process, and technology as represented by the herein identified Letters Patent; and

         WHEREAS, pursuant to that agreement Licensee intends to acquire from Licensor and Licensor intends to provide to Licensee, the right to produce, manufacture, sell and market the devices, equipment, materials, products, process, and technology represented by the herein identified Letters Patent; and

         WHEREAS, Licensee and Licensor wish to formalize their agreement and understanding by reducing their agreement and understanding to written form; and WHEREAS, for and in return for the right to manufacture, produce, sell and market, the devices,-equipment, materials, products, process, and technology as above set forth, Licensee

                                       -2-


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shall pay to Licensor certain remuneration and, further, Licensee shall provide
Licensor with other benefits and advantages, as is more fully set forth herein; and

         WHEREAS, this instrument shall not convey and is not intended to convey any right, power or privilege to Licensee unless and until it shall be duly signed and executed by the Trustee of Licensor;

         NOW, THEREFORE; for and in consideration of the mutual promises, covenants, warranties, and agreements heretofore made and now set forth in this Agreement, the parties hereto do hereby agree as follows:

                             ARTICLE 1 - DEFINITIONS

         Certain terms used in-this Agreement shall have. the following specified meaning and definition:

a)   "Licensed Patent Rights" shall when used herein mean:

     (1) U.S. Patent Serial No. 5,083,547, dated January 28, 1992 for a natural gas and air mixing device, as assigned to Licensor; any divisions or continuations in whole or in part thereof; any U.S. patents or applications that are later added to this license; any patents issuing on any of such applications; any reissues or extensions or reexaminations of any such patents; and

     (2) U.S. Patent Serial No. 5,408,978, dated April 25, 1995, for a natural gas and air mixing device, as assigned to Licensor; any divisions or continuations in whole or in part thereof; any U.S. patent or applica-

                                       -3-


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     tions that are later added to this license; any patents issuing on any of such applications; any reissues or extensions or reexaminations 'of any such patents; and

     (3) U.S. Patent Serial No. 5,370,097, dated December 6, 1994, for a duel fuel control system which controls the flow of liquid fuel alone or in combination with a gaseous fuel, as assigned to Licensor; any divisions or continuations in whole or in part thereof; any U.S. patent or applications that are later added to this license; any patents issuing on any of such applications; any reissues or extensions or reexaminations of any such patents; and

     (4) U.S. Patent Serial No. 5,103,795, dated April 14, 1992 for a natural gas and air mixing device, as assigned to Licensor; any divisions or continuations in whole or in part thereof; any U.S. patent or applications that are later added to this license; any patents issuing on any of such applications; any reissues or extensions or reexaminations of any such patents; and

     (5) U.S. Patent Serial No. 4,479,466, dated October 30, 1984 for a natural gas and air mixing device, as as signed to Licensor; any divisions or continuations in whole or in part thereof.; any U.S. patent or applications that are later added to this license; any patents issuing on any of such applications; any reissues or extensions or reexaminations. of any such patents;

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b) "Licensed Article" shall mean any article, whether or not consisting of one or more separate units, produced, manufactured, made, used, marketed or sold anywhere in the geographic territory specified herein, that is covered by any unexpired patent, or is covered by one or more claims of a pending patent application, which patent or application is part of the "Licensed Patent Rights."

c) "Net Sales" shall mean the sum total of all charges invoiced to customers of Licensed Articles sold by the Licensee and its affiliates, sublicensees, agents or distributors less credits or refunds actually allowed for damaged, outdated, or returned goods.

                        ARTICLE 2 -- LICENSE AND WARRANTY

         (a) Subject to each and every term, provision, condition, and obligation herein specified and set forth, Licensor hereby grants, and agrees to grant, to Licensee, within the territory hereinafter set forth, an exclusive license under the "Licensed Patented Rights" to make, use, sell and lease "Licensed Articles."

         (b) Licensor warrants and represents that it has title to the "Licensed Patent Rights" and the right to enter into every term of this agreement.

                      ARTICLE 3 -- IMPROVEMENTS AND METHODS

Subject to and conditioned upon the terms and provisions of Article 2 of this Agreement, Licensor agrees to tender, upon request of Licensee in writing, for incorporation into the

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"Licensed Patented Rights" for use in the territory hereinafter specified, a like license under any U.S: patent or patents applications now or hereafter owned or enjoyed by Licensor which claims any improvement in any invention disclosed in any patent or patent application included in the "Licensed Patented Rights," or any method or process for manufacturing any such invention.

                             ARTICLE 4 -- ROYALTIES

         (a) Royalties. Licensee shall pay or cause to be paid to Licensor, at the times and on the dates hereinafter specified, a of royalty in accordance with the terms and provisions of this Article 4.

           (1) With respect to the Licensed articles identified in      (1)
      Article 1, subsection (a)(1), the royalty to be paid shall      $21.00
      be TWENTY-ONE AND NO/100THS ($21.00) DOLLARS per Licensed
      Article sold;

           (2) With respect to the Licensed Articles identified in      (2)
      Article 1, Subsection (a)(2), the royalty to be paid shall      $21.00
      be TWENTY-ONE AND NO/100THS ($21.00) DOLLARS per Licensed
      Article sold;

           (3) With respect to the Licensed Articles identified in      (3)
      Article 1, subsection (a)(3), the royalty to be paid shall     $150.00
      be ONE HUNDRED AND FIFTY AND N0/100THS ($150.00) per
      Licensed Article sold.

           (4) With respect to the Licensed Articles identified in      (4)
      Article 1, subsection (a)(4), the royalty to be paid shall      $21.00
      be TWENTY-ONE AND NO/100THS ($21.00) DOLLARS per Licensed Article sold;

           (5) With respect to the Licensed Articles identified in      (5)
      Article 1, subsection (a)(5), the royalty to be paid shall      $21.00
      be TWENTY-ONE AND NO/100THS ($21.00) DOLLARS per Licensed
      Article sold;

Royalties shall be due and payable to Licensor without diminution or set off.

         (b) Commencing one year from the date this Agreement is signed by the parties and continuing on the same day of each year thereafter until (i) this Agreement is canceled or terminated in accordance with the terms and provisions herein otherwise set forth, or (ii) royalties are otherwise no longer due and payable under other provisions of this Agreement, the royalty to be paid Licensor for each Licensed. Article shall be adjusted according to the following terms and provisions:

         (1) Beginning one year after this Agreement is signed by the parties and for the succeeding 12-month period thereafter (each successive twelve (12) month period to be hereinafter referred to as the "Adjustment Period" the royalty to be paid Licensor shall be equal to the purchasing power of the royalty amount that is due and payable to Licensor for the last month in the immediately preceding 12-month period (hereinafter referred to a the "Base Month"). As soon as possible after the publication and issuance thereof, Licensor shall deliver to Licensee a true copy of the Consumer Price Index for the United States for All Urban Consumers for all items on the bureau of Labor Statistics of the U.S.

Department of Labor (hereinafter referred to as the "Index") for the Base Month and for the calendar month in which the Adjustment Period commences (the "Initial Adjustment Month"). If the Index for the Initial Adjustment Month shows an increase in consumer purchasing power as compared to that for the Base Month, Licensor shall deliver to Licensee a computation showing the increase in the per unit royalty that shall be effective until the next adjustment period; said increase to be an amount equal to the percentage increase in the Index for the Initial Adjustment Month over the Index for the Base Month, multiplied by the amount of royalty in effect for the last month of the previous 12-month period. Any such increase shall be added to the royalty for each Licensed Article then in effect and the sum obtained by adding the amount of any such increase to the amount of the royalty then in effect for each Licensed Article shall thereafter become the amount of per unit royalty to be paid by Licensee to Licensor for the duration of that Adjustment Period. If the Adjustment Period begins on a day other than the first day of the month, Licensee shall pay to Licensor on or before the next date that royalties shall be due and payable, all royalties due Licensor for such period of time that is less than one month. For the purpose of this Agreement, the "Base Month" shall be May __________, 1997 . Notwithstanding anything to the contrary contained herein, in no event shall the royalty amount due Licensor be adjusted in an amount less than that initially set forth in
Article 4(a).

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


         (c) The royalties herein otherwise specified under subparagraph (a) of this Article and as adjusted under subparagraph (b) above shall, for such period as is hereinafter set forth, be increased by an amount equal to SEVENTY-NINE AND NO/100THS ($79.00) DOLLARS. This increase shall be paid to Licensor until such time as the amount generated by such increase (i.e., $79.00) shall equal the sum of ONE HUNDRED FIFTY THOUSAND AND NO/100THS ($150, 000. 00) DOLLARS plus interest thereon at the rate of twelve (12%) percent per annum. When said sum plus interest shall be reached, the royalty due Licensor under sub-paragraph (a) of this Article and as adjusted under subparagraph (b) above shall revert to the sums specified in said sub-paragraph (a) as adjusted under sub-paragraph (b) and shall thereafter be due and payable as is otherwise herein set forth.

         (d) In addition to the royalties herein otherwise specified under sub-paragraph (b) above and as additional consideration for the issuance of this Agreement by Licensor, upon execution of this Agreement Licensee shall execute a promissory note in substantially the form attached hereto as Exhibit A in the principal sum of ONE HUNDRED FIFTY THOUSAND AND NO/100THS ($150,000.00) DOLLARS, bearing interest at a rate of twelve percent (12%) per annum, which principal and interest shall be due and payable in accordance with the terms and provisions of said note. The funds represented by said promissory note are intended to be and shall be construed to be a non-refundable payment to Licensor disbursed by Licensee as consideration for execution of this Agreement and is in excess of and in addition to any and all royalty payments otherwise due or to become due Licensor under this Agreement.

         (e) Time of payment. All royalties earned shall be paid not less than monthly, with payment therefor being due and payable on the fifth business day following the last business day of each ,such calendar month, beginning with the calendar month in which this Agreement is executed. All royalty payments shall be made to Licensor in a lump sum in cash or by cash equivalent, in currency of the United States of America which currency shall be in the form, when paid, which is legal tender for the payment of public and private debts. Each payment made by Licensee shall be accompanied by a written report signed by the individual who prepared the report and by an officer of Licensee, and by financial statements of Licensee for the period for which such royalty is due, showing the number of Licensed Articles sold for the applicable period. The financial statements of Licensee shall be broken down into sales of those Licensed Patented Articles specified in Article 1, subsection (a)(1); Article 1, subsection (a)(2); and Article 1, subsection (a)(3). If financial statements of Licensee are unavailable at the time any such royalty payment is made, such financial statements shall be forwarded to Licensor as soon as they are ready but in all events they shall be made available to Licensor not later than thirty
(30) days following the date the applicable royalty payment is due and payable. The unavailability of financial statements shall not be cause for non-payment of any royalties then otherwise due. In the event such financial statements are not available, Licensee shall make a good faith estimate of the royalties due and shall pay over the amount of that good faith estimate in a timely manner. Financial statements shall be prepared in accordance with generally accepted accounting principles, but need not be audited. Notwithstanding the foregoing, Licensee shall provide Licensor copies of annual financial statements duly audited not later than three (3) calendar months following the close of Licensee's fiscal year. Royalty payments shall be adjusted annually, if necessary, based upon the audited financial statements of Licensee, which audit shall be completed not later than three (3) calendar months following the end of each fiscal year. Any overpayment of royalties as adjusted by such audited financial statements shall be credited against the next royalty payment due Licensor. Any underpayment of royalties as adjusted by such audited financial statements shall be paid to Licensor not later than thirty
(30) days following the end of the first quarter following the fiscal year in which such amount is due.

         (f) Leasing. If "Licensed Articles" are produced, sold, marketed, or manufactured by Licensee or its designee which "Licensed Articles" are ultimately marketed on a lease basis, all the provisions of this agreement shall apply, including but not limited to the payment of royalties, and all sums received by Licensee for any such leased "Licensed Articles" shall be included within the financial statements of Licensee for all purposes. Any Licensed Article that is leased shall, for the purposes of determining the payment of royalties, be deemed "sold" and royalty payments thereon shall be due and payable as of the date of the final lease.

                        ARTICLE 5 -- REPORTING AND AUDIT

         Licensee shall keep or cause to be kept accurate books of account containing all information necessary to establish the amount payable as royalty under this agreement. Such books of account shall be kept at Licensee's principal place of business within the State of Georgia and shall be open, for three years following the close of the calendar year to which they pertain, to inspection and audit by an independent certified public accountant who is nominated by Licensor and to whom Licensee has no reasonable objection. Such inspection and audit shall take place no more than once in each calendar year and shall be confined to verification of the royalties due Licensor pursuant to the terms, provisions, and agreements of the parties, including other agreements between the parties that may hereafter be reduced to writing and signed by the parties hereto. Any such audit shall be conducted during Licensee's usual and customary business hours, and upon ten (10) days notice to Licensee. The inspection and audit conducted by the independent certified public accountant and the report issued by him shall be final and binding upon Licensee and upon Licensor.

                            ARTICLE 6 -- INFRINGEMENT

         (a) Who shall sue. Upon learning of any infringement by any

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


third party of any claim of any issued patent included within the "Licensed Patent Rights," Licensee shall promptly notify Licensor in writing of such infringement, giving details of the infringement. Licensor and Licensee each shall have the option either alone or jointly to take such measures as may be required to terminate or enjoin any infringement. When either party brings an infringement suit, the other party may but shall not be required to join as plaintiff but such non-joining party shall cooperate and assist in the preparation and prosecution of the suit.

         (b) Expenses and recoveries. In the case of mutual agreement by Licensor and Licensee on the institution of an infringement suit, Licensee shall bear one half of all expenses associated therewith and Licensor shall bear one half of all expenses associated therewith, unless one party declines to participate financially in the prosecution of such infringement suit; in the event one party declines to participate financially in the prosecution of such infringement suit, the party declining to participate shall be excluded from bearing a part of such expenses. In the case of such mutual agreement on the institution of an infringement suit, Licensee shall have one half and Licensor shall have one half of all damages and penalties recovered that remain after first reimbursing Licensor and then Licensee for any amounts expended by them in prosecuting such infringement suit. If Licensor or Licensee shall decline to participate financially in the prosecution of such infringement suit, the party so declining to participate shall be excluded from any share of the damages and penalties recovered.

                         ARTICLE 7 -- ADVERSE DECISIONS

         (a) Effect. If any claim of any patent included in the "Licensed Patent Rights" is held invalid or is awarded to another, by a decision of any tribunal of competent jurisdiction, which decision is not or cannot be thereafter reversed or set aside, then the construction placed upon such claim by such tribunal shall be followed from the date of entry of the opinion and with respect to any claim that is not valid, or not the property of Licensor under such decision, Licensee shall thereafter be relieved from the payment of royalties solely with respect to such claim, and from including in its reports hereunder any equipment or device covered solely by such claim; provided, however, that (1) if there are conflicting final decisions by courts of equal jurisdiction, the one of latest date shall be controlling and, (2) the amount by which the payment of royalties is to be reduced shall be negotiated in good faith between Licensor and Licensee. In any instance where Licensee is successful in defending any patent included in the "Licensed Patent Rights" and Licensor does not contribute one-half of the cost of such defense, all future royalty payments to be made by Licensee to Licensor hereunder with respect to the particular patent defended by Licensee shall be reduced by one half until Licensee shall recover all such defense costs at which time the royalty payments with respect thereto shall revert to the amounts herein set forth and shall thereafter be paid according to each term and provision hereof.

         (b) In the. event that either or both Licensor and Licensee are unsuccessful in defending against any claims of third parties, with respect to and only to such claims as either or both are unsuccessful in defending against Licensor will hold Licensee, its agents and sublicensees free from any claims, demand, suits or causes of actions including, all judgments, damages and costs, including reasonable attorneys fees, resulting therefore and arising out of the use, manufacture, sale, or advertising of, any Licensed Articles.

         (c) Contrary decision. In the event of a decision of a tribunal terminating royalty liability followed by a decision of a tribunal that revives royalty liability, no royalty shall be payable for the period between the two decisions.

                            ARTICLE 8 -- BEST EFFORTS

         Licensee shall in good faith use its best efforts to maximize the number of "Licensed Articles" sold in the geographic territory to which this Agreement applies.

                            ARTICLE 9 -- SUBLICENSES

         Licensee shall not without the prior written consent of Licensor have any right to grant sublicenses under this Agreement, which consent shall not be unreasonably withheld, and provided, however, that any sublicense shall be subject in all respects to the restrictions, exceptions and termination provisions contained in this Agreement.

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



ARTICLE 10 -- TERM AND TERMINATION

         (A) This Agreement and the rights and licenses granted hereunder shall continue until the later of the expiration of the last Patent hereby licensed and any extensions thereof, except as is hereinbelow provided.

         (B) This Agreement may be terminated by either party upon the occurrence of any of the events enumerated below by giving sixty (60) days' written notice to the other party of its intent to terminate this Agreement, which notice shall reference the subparagraph hereof relied upon by the party seeking to terminate the Agreement. The noticed party shall have the right within said sixty (60) days to cure said breach and within which to notify the other party in writing of said cure.

         (1) In the event Licensee is adjudicated bankrupt or insolvent, enters into a composition with creditors, makes an assignment of all or substantially all of its assets for the benefit of its creditors, or if a receiver is appointed for its assets;

         (2) In the event that Licensee refuses to produce or manufacture, sell, market, or to cause to be produced or manufactured, sold, or, marketed the Licensed Patented Articles;

         (3) In the event that any sublicensee of the Licensee is in material breach or default of any provision of Article 10 of this Agreement which such default or breach is not cured within the applicable time period granted herein;

         (4) Upon the failure or refusal of Licensee to pay Licensor the royalties herein specified when and as they become due and

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payable;

         (5) Upon the failure of the Licensee to meet the quota(s) set forth in
Article 21 hereof;

         (6) If, prior to any public offering of the capital stock of Licensee pursuant to the rules and regulations of the Securities and Exchange Commission and without the prior written consent by Licensor, which consent will not be unreasonably withheld, the control of Licensee shall vary from that currently constituted and which results in the transfer of a majority of the shares of capital stock of the Licensee which effectively or practically changes the management and control of Licensee;

         (7) A material breach of this Agreement by Licensee, its affiliates, sublicensees, agents or distributors or by Licensor;

         (8) In the event that further lawful performance of this agreement or any part hereof by either party shall be rendered impossible by or as a consequence of any law, regulation, order, rule, direction, priority, seizure, allocations, requisitions, or any other official action by any department, bureau, board, administration or political subdivision thereof having jurisdiction over such party.

         (C) In the event this Agreement shall be terminated as provided in this
Article 10, Licensee shall duly account to Licensor for all royalties within twenty (20) days after the expiration of any applicable cure period of such termination and shall make an accounting to Licensor of the inventory of Licensed Articles which it and any of its affiliates and sublicensees have

                                      -17-


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on hand as of the date of such termination. Licensee, its affiliates and sublicensees shall then have the right, for a period of one year after said termination, to sell such inventory provided that such net sales shall be subject to the royalty rates set forth above and so payable to Licensor.

         (D) All payments of royalties made to Licensor before the effective date of any cancellation or termination of this Agreement shall belong to Licensor and Licensee shall make no claim to or for any reimbursement thereof.

         (E) After any cancellation or termination of this license agreement, the "Licensed Patent Rights" shall immediately revert to and become the sole and exclusive property of Licensor.

                         ARTICLE 11 -- CONFIDENTIALITY

         The parties hereto understand and agree that, except for information published for general dissemination to the public and for information usually and customarily available from any public source, Licensee shall not, without the prior written consent of Licensor, divulge, disclose, or otherwise furnish to any person, firm, corporation, partnership, or other entity not a party hereto (except where compelled to do so by a court of a competent jurisdiction) any trade secret, confidential or other sensitive information concerning or relating to Licensor or the "Licensed Patented Articles."

                     ARTICLE 12 -- NO CLAIM AGAINST PATENTS

         Licensee acknowledges and agrees that the terms and provisions of this Agreement are not intended to grant nor shall they

                                      -18-


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be construed as granting any past, present, or future claim against any of
Licensor's trademarks, trade names, patents, equipment, materials or products, but is intended only as a license granted by Licensor to Licensee for and only for the territory herein specified (or as may hereafter be agreed upon in writing) on the terms, conditions, and provisions herein set forth. Accordingly, Licensee agrees that it shall not make any claim against Licensor with respect thereto.

                      ARTICLE 13 -- SUCCESSORS AND ASSIGNS

         This agreement shall bind, and inure to the benefit of, each of the parties, and their respective successors in interest and assigns. No assignment or attempted assignment by Licensee of this Agreement or of any right, duty; interest, or obligation of Licensee as herein set forth shall be valid or enforceable without the prior written consent of Licensor, which consent may be granted or withheld by Licensor for no reason or for any reason.

           ARTICLE 14 -- INFORMATION CONCERNING LICENSED PATENT RIGHTS

         (a) Inspection. Licensor hereby grants, and agrees to grant, to Licensee and its duly authorized agents, a power of inspection of all U.S. patent applications included in the "licensed patent rights," and Licensor further agrees to execute and deliver to Licensee such further documents as may be reasonably needed by Licensee to carry out the intent of this provision.

         (b) Information. The parties agree to keep each other fully

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informed of the progress of the prosecution of all U.S. patent applications, if any, that are included in the "Licensed Patent Rights."

                              ARTICLE 15 -- NOTICES

         Licensee may send all notices and reports and other communications and may make all payments under this license to Mark W. Crouch, Trustee, Davis Family Trust, 8613 Roswell Road, Suite 201,.P.O. Box 502287, Sandy Springs, Georgia, 31150, or to any successor trustee designated by him in written communication or, in the event of his death or incapacity, to such successor trustee as may be lawfully appointed or designated by a proper authority. Licensor may send all notices, tenders, and other communications to Electronic Fuel Control, Inc., 4851 Highway 85, Suite 211, Forest Park, Georgia, 30050 or to such other address as Licensee may hereafter designate in writing by its authorized representative(s). All notices and other communications mentioned or referenced in this agreement, including royalty payments, may be mailed postpaid to the last known address of the designated individual or entity. All notice periods and other times for taking any action mentioned in this license shall start on the day that such notice or other communication is actually mailed.

                            ARTICLE 16 -- ALTERATIONS

This agreement may not be altered, modified, or changed except by an instrument in writing signed by (1) an authorized officer of the Licensee as a result of a duly authorized vote of Licensee's Board of Directors and by (2) an authorized repre-

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sentative of the Licensor.

                            ARTICLE 17 -- WARRANTIES

         Unless required to do so under any federal or state law, Licensee agrees that with respect to any "licensed patented article" it shall not issue or cause to be issued or condone or permit any designee or sublicensee to issue or cause to be issued any express or implied warranty or representation of merchantability or fitness for a particular purpose to any person, firm, corporation, partnership or other legally cognizable entity.

         Further, Licensee agrees that it shall not make any intentional or willful misrepresentation in its sale, marketing, and distribution of Licensor's products, supplies, materials, and conversion kits, or of any component thereof, which in any way violates or transcends any federal law or statute enacted by Congress or any state law or statute enacted by any one of the legislatures of the various states of the United States; nor any rule or regulation of the Environmental Protection Agency of the U.S. Government or any successor agency created to fulfill the role now carried out by same, the Energy Department of the U.S. Government or any successor agency created to fulfill the role now carried out by same; any agency of any State, local, or municipal government or political subdivision which has functions, roles, or purposes designed to fulfill an exact, similar, or complimentary role at said level of government as the Energy Department or the Environmental Protection Agency. Licensee does hereby agree to hold harmless and indemnify Licensor, its offi-cers, agents, representatives, insurers, servants, agents and employees from any and all claims, actions, causes of action, loss, cost, damages, expense, bodily and personal injury and property damages, loss of service, and all other expenses and costs of whatsoever nature or kind, including without limiting the generality of the foregoing actual attorneys fees, costs and expenses of litigation, witness fees, and the like, on account of or resulting from or arising out of any violation by Licensee of its duties, obligations, and responsibilities as set forth in this Article 17 or elsewhere in any other Article of this Agreement.

                             ARTICLE 18 -- INSURANCE

         Subject to the specified minimums herein set forth Licensee hereby agrees that it shall at all times obtain, pay for, secure, and maintain product liability insurance in such sums as Licensee shall deem sufficient to fully indemnify and pay any and all claims for bodily injury or for property damage made against Licensee or made against Licensor with respect to the Licensed Patented Articles manufactured, sold, installed, and marketed by Licensee or by any sublicensee, and from any claim made against Licensee or against Licensor by any member of the consuming public who purchases, buys, or leases one or more of the Licensed Patented Articles. Licensee shall be deemed to be in compliance with this Article 18 if but only if Licensee shall obtain, secure, and pay for product liability insurance which shall afford indemnity against claims for bodily injury in a sum of not less than FIFTEEN MILLION AND NO/100THS ($15,000,000.00) DOLLARS and against claims for property damage in a sum of not less than FIVE MILLION AND NO/100THS ($5,000,000.00) DOLLARS. All such insurance, in addition to Licensee, shall name Licensor as a named insured therein and shall contain a clause or language prohibiting the issuer of each such policy from canceling said insurance during the policy term without having first given at least thirty (30) days, prior written notice to Licensor of any such cancellation. Said insurance shall be purchased from a solvent and licensed insurance company authorized to do business in the geographic territory set forth in Article 20 but protections and coverages granted by said insurance shall extend to and shall be valid in every jurisdiction contained within the territorial boundaries set forth in Article 20 hereof.

                          ARTICLE 19 -- NOT LEGAL AGENT

         (a) Licensee understands and agrees that by entering into this Agreement it is not and shall not become the agent or legal representative of Licensor for any purpose whatsoever and that the terms and provisions of this Agreement are intended as and only as and shall be construed to be a contractual relationship granting to Licensee only such rights and creating only such obligations as are herein specifically set forth. In the event of a violation of this covenant by Licensee, its agents, servants, employees, or representatives, Licensee hereby agrees to hold harmless and indemnify Licensor, its officers, agents, representatives, insurers, servants, and employees from any and all claims, actions, causes of action, loss, cost, damages, expense, bodily and personal injury and property damages, loss of service, and all other expenses and costs of whatsoever nature or kind on account of or resulting from or arising out of any such violation.

         (b) Licensee agrees that no term or provision of this Agreement grants or is intended to grant any right or authority to Licensee to assume or to create on behalf of Licensor any obligation, duty, or responsibility, express or implied, to any party that is not a signatory to this agreement, nor to create or assume any such obligation or responsibility, express or implied, on behalf of or in the name of Licensor to any party not a signatory to this agreement, nor to bind Licensor in any manner or thing to any person, firm, corporation, partnership, or other entity that is not a signatory to this Agreement.

                       ARTICLE 20 -- GEOGRAPHIC TERRITORY

         This licensing Agreement covering the "Licensed Patented Rights" shall encompass and be valid within and only within the boundaries of the continental United States of America, Mexico, and in Canada. Licensee agrees that it shall not outside the within specified geographic territory, without the prior written consent of Licensor, manufacture, sell, market, or produce equipment, technology, systems, and processes represented by the Licensed Patented Articles. Excepting the geographic territory specified in the immediately preceding sentence and any other geographic territory which on the effective date of this Licens-party upon such terms, conditions, and provisions as Licensor in its sole discretion shall deem appropriate or advisable.

                              ARTICLE 21 -- QUOTAS

         During the Term of this Agreement Licensee hereby agrees to sell not less than TWO THOUSAND FIVE HUNDRED (2,500), in the aggregate, Licensed Articles during the first year this Agreement is in force; THREE THOUSAND FIVE HUNDRED (3,500), in the .aggregate, Licensed Articles during the second year this Agreement is in force; FOUR THOUSAND FIVE HUNDRED (4,500), in the aggregate, Licensed Articles during the third year this Agreement is in force; FIVE THOUSAND FIVE HUNDRED (5,500), in the aggregate, Licensed Articles during the fourth year this Agreement is in force; SIX THOUSAND FIVE HUNDRED (6,500), in the aggregate, Licensed Articles during the fifth Year this Agreement is in force; SEVEN THOUSAND FIVE HUNDRED (7,500), in the aggregate, Licensed Articles during the sixth year this Agreement is in force; EIGHT THOUSAND FIVE HUNDRED (8,500), in the aggregate, Licensed Articles during the seventh year this Agreement is in force; TEN THOUSAND (10,000), in the aggregate, Licensed Articles during the eighth year this Agreement is in force; and for each successive year thereafter, TEN THOUSAND (10,000), in the aggregate, Licensed Articles. For the purpose of this Article 21 the term "year" shall mean the 365 consecutive day period following the execution hereof and each successive 365 consecutive day period occurring thereafter.

                        ARTICLE 22 -- CORPORATE APPROVALS

         Licensee represents and warrants that the execution of this Agreement by its corporate officers identified below has been duly authorized by Licensee's board of directors, that execution of this Agreement is not in conflict with any Bylaw or other agreement to which Licensee is a party and that the terms and provisions specified herein will be a binding obligation of Licensee, enforceable in accordance with its terms.

                          ARTICLE 23 -- TRUST AUTHORITY

         Licensor represents and warrants that the execution of this Agreement by its trustee named below is duly authorized by the trust instrument, is not in conflict with the trust instrument or with any other agreement to which the Trust is signatory, and will be a binding obligation of Licensor, enforceable in accordance with its terms.

                         ARTICLE 24 -- ENTIRE AGREEMENT

         With respect to the issuance of the license rights granted Licensee by Licensor hereunder, this Agreement supersedes any and all agreements, whether oral or written, between the parties hereto and each party hereto hereby acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party hereto or anyone acting on behalf of any party hereto, which are not embodied herein, and that no other agreement, statement or promise with respect to such license rights not contained in this Agreement shall be valid and binding.

                        ARTICLE 25 -- PARTIAL INVALIDITY

         If any provision of this Agreement is or shall be held by any court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions of this Agreement shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

                          ARTICLE 26 -- ATTORNEYS' FEES

         Should litigation be commenced between the parties hereto or their personal representatives concerning any of the terms or provisions of this Agreement or the rights and duties of the parties hereto in relation thereto, the party prevailing in such arbitration or litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its or their attorneys' fees in such litigation. The amount of any such attorneys' fees shall be determined by the court (but not the jury).

                           ARTICLE 27 -- CHOICE OF LAW

         This agreement and any disputes arising under it shall be governed by and interpreted under the law of the State of Georgia.

                          ARTICLE 28 -- BINDING NATURE

         This Agreement shall be binding upon and inure to the benefit of the parties thereto and their respective representatives, heirs, successors and assigns.

                           ARTICLE 29 -- COUNTERPARTS

         This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement by affixing respectively the signature of a duly authorized officer of Licensee and the Trustee of the Davis Family Trust, this the 20 day of June, 1996 to be effective as of the 1 day of June, 1996.

                                                   ELECTRONIC FUEL CONTROL, INC.


                                                   /s/ Robby E. Davis
                                                   ----------------------------
                                                   Its president

/s/ Joseph L. Benedello
-----------------------------
Witness


----------------------------
Attested to:                                                CORPORATE SEAL

/s/ Jeffrey F. Davis
----------------------------
Corporate Secretary

                                                   THE DAVIS FAMILY TRUST

                                                   /s/ Mark W. Crouch
                                                   ----------------------------
                                                   Mark W. Crouch, Trustee


/s/Judy L. Barrow
----------------------------
Witness

                             SECRETARY'S CERTIFICATE

         THE UNDERSIGNED HEREBY CERTIFIES individually and on behalf of Electronic Fuel Control, Inc., a Georgia corporation (the "Corporation"), and in connection with the execution of a certain license agreement made by the Davis Family Trust in favor of the Corporation dated May 13, 1996, and a promissory note made by the Corporation in favor of the Davis Family Trust which will be dated as of May 13, 1996, that I am the Assistant Secretary of the Corporation and that attached hereto as Exhibit A is a true and correct copy of resolutions adopted by the Unanimous Written Consent of the Board of Directors of the Corporation dated June 3, 1996, that such resolutions are the only resolutions of the Board of Directors or the stockholders of the Corporation dealing with the subject matter thereof and the such resolutions have not been amended or rescinded and are now in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Corporation this 25th day of July, 1996.

                                           William P. Ruffa, Assistant Secretary